SAFESTITCH MEDICAL

SAFESTITCH MEDICAL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

$

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 78645Y 10 2

THIS IS TO CERTIFY that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE $.001 EACH OF

SafeStitch Medical, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

Dated:

Chief Operating Officer and Secretary

President and Chief Executive Officer

Countersigned and Registered:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

(Jersey City, N.J.)

Transfer Agent and Registrar

By

Authorized Officer

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE HOPKINS 931-490-1714 PROOF OF: JANUARY 28, 2008 SAFESTITCH MEDICAL, INC. TSB 29253 FC
SALES: J. WEATHERLY 615-261-0610	OPERATOR: AP
7 / LIVE JOBS / S / Safestitch 29253 FC	Rev. 1

COLORS SELECTED FOR PRINTING: Logo prints PMS 355 at 90% and PMS 361. Intaglio prints in SC-20 Dark Brown.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT —as tenants by the entireties

JT TEN —as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—__________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors
Act __________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE TYPEWRITE NAME AND ADDRESS)

____

____ *Shares*

of the Stock represented by the within certificate and do hereby irrevocably constitute and appoint

____ *attorney,*

to transfer the same on the books of the within-named Corporation, with full power of substitution in the premises.

Dated ____________________

____

Notice: The Signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: **DENISE HOPKINS 931-490-1714** PROOF OF: JANUARY 25, 2008 **SAFESTITCH MEDICAL, INC.** **TSB 29253 BK (LITHO)**
SALES: **J. WEATHERLY 615-261-0610**	OPERATOR: AP
7 / LIVE JOBS / S / SafeStitch 29253 BK	**NEW**

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF